EXHIBIT 8.1

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[GRAPHIC OMITTED]


Thacher Proffitt & Wood LLP
Two World Financial Center
New York, NY 10281
212.912.7400

Fax: 212.912.7751
www.tpwlaw.com




                                                   January 29, 2004


Impac Mortgage Holdings, Inc.             Wilmington Trust Company
1401 Dove Street                          Rodney Square North
Newport Beach, California 92660           1100 North Market Street
                                          Wilmington, Delaware  19890-0001

Impac Funding Corporation                 Merrill Lynch, Pierce, Fenner & Smith
1401 Dove Street                          Incorporated
Newport Beach, California 92660           4500 Park Granada
                                          Calabasas, California  91302

IMH Assets Corp.                          Deutsche Bank National Trust Company
1401 Dove Street                          1761 East St. Andrews Place
Newport Beach, California 92660           Santa Ana, California 92705-4934

Countrywide Securities Corporation
4500 Park Granada
Calabasas, California  91302


                  Opinion: Underwriting Agreement (Tax)
                  IMH Assets Corp.
                  Collateralized Asset-Backed Bonds, Series 2004-1
                  ------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Impac Funding Corporation ("Impac Funding"), Impac Mortgage Holdings, Inc. (the "Seller") and IMH Assets Corp. (the "Depositor") in connection with (i) the Mortgage Loan Sale and Contribution Agreement, dated as of January 29, 2004 (the "Mortgage Loan Sale Agreement"), between the Seller and the Depositor, (ii) the Amended and Restated Trust Agreement, dated as of January 29, 2004 (the "Trust Agreement"), among the Depositor, Wilmington Trust Company as owner trustee of Impac CMB Trust Series 2004-1 (the "Issuer") and Deutsche Bank National Trust Company as certificate registrar and certificate paying agent pursuant to which the Depositor sold the Mortgage Loans to the Issuer in exchange for the trust certificates (the "Trust Certificates") evidencing the entire ownership interest in the Issuer, subject to the related Indenture described below, (iii) the Servicing Agreement, dated as of January 29, 2004 (the "Servicing Agreement"), among Impac Funding as master servicer (the "Master Servicer"), the Issuer and Deutsche Bank National Trust Company as indenture trustee (the "Indenture Trustee"), (iv) the Indenture, dated as of January 29, 2004 (the "Indenture"), between the Issuer and the Indenture Trustee relating to the Collateralized Asset-Backed Bonds, Series 2004-1 (the "Bonds") issued pursuant thereto by the Issuer and secured by the Mortgage Loans and other assets, (v) the


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IMH Assets Corp. Series 2004-1                                          Page 2.
January 29, 2004

Underwriting Agreement, dated as of January 26, 2004 (the "Underwriting Agreement"), among Impac Funding, the Depositor, the Seller, Countrywide Securities Corporation ("Countrywide") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with Countrywide, the "Underwriters") pursuant to which the Issuer sold the Bonds to the Underwriters and (vi) the Prospectus Supplement, dated January 26, 2004 (the "Prospectus Supplement"), and the Prospectus to which it relates, dated November 4, 2003 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus"). The Mortgage Loan Sale Agreement, the Trust Agreement, the Servicing Agreement, the Indenture and the Underwriting Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the "Code"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.



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IMH Assets Corp. Series 2004-1                                         Page 3.
January 29, 2004

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The statements made in the Base Prospectus and the Prospectus Supplement under the heading "Federal Income Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Notes offered thereby, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         2. Under current United States federal income tax law as of the Closing Date, based upon certain financial calculations prepared at the request of the Underwriters concerning the projected payments on the Notes and assuming the accuracy of and compliance with the representations, covenants and other provisions of the Agreements without any waiver or modification thereof, although there are no regulations, rulings or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as those of the Notes, for federal income tax purposes the Notes will be treated as indebtedness to a holder thereof other than the owner of the Trust Certificates, and not as ownership interests in the Issuer, and the Issuer will not be classified as (i) an association taxable as a corporation,
                  (ii) a publicly traded partnership taxable as a corporation or (iii) a taxable mortgage pool for federal income tax purposes.

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction (as defined in Treasury regulation section 1.6011-4) and (iv) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity


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IMH Assets Corp. Series 2004-1                                           Page 4.
January 29, 2004

except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.


                                          Very truly yours,

                                          /s/ Thacher Proffitt & Wood LLP